CREDIT AGREEMENT







                                      among

                           PRAEGITZER INDUSTRIES, INC.

                                       and

                          KEYBANK NATIONAL ASSOCIATION,





                         TOTAL COMMITMENT -- $40,000,000



                                 March 31, 1998

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is entered into as of March 31, 1998, by and between PRAEGITZER INDUSTRIES, INC., an Oregon corporation, ("Borrower"), and KEYBANK NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     Borrower has requested the credit facilities described herein, and Bank has agreed to provide said credit facilities to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower and Bank hereby agree as follows:



                             ARTICLE I. DEFINITIONS

SECTION 1.1. DEFINED TERMS

     All terms defined above shall have the meanings set forth above. Any accounting term used in this Agreement that is not specifically defined herein shall have the meaning customarily given to it under GAAP, and all other terms contained in this Agreement that are not defined herein shall, unless the context indicates otherwise, have the meanings provided in the Code to the extent such terms are defined therein. The following terms shall have the meanings set forth below (with all such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounts" shall have the meaning attributed to the term "accounts" in the Code and shall include, without limitation, all presently existing and hereafter arising rights to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, whether or not they have been earned by performance.

     "Agreement" means this Credit Agreement as amended, modified or supplemented from time to time.

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     "Authorized Representative" means a person designated by Borrower on the most current Notice of Authorized Representatives delivered by Borrower to Bank as being authorized to request any borrowing or make any interest rate selection on behalf of Borrower hereunder, or to give Bank any other notice hereunder which is required by the terms hereof to be made through an Authorized Representative.

     "Available Credit" means, at any time, the amount by which the aggregate of the outstanding principal amount of the Loans at such time and the Letter of Credit Obligations at such time is less than the lesser of (a) $40,000,000 or
(b) the Borrowing Base.

     "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "Borrowing Base" means, as of any date of determination, an amount equal to the following amount:

          (a) 85% of an amount equal to (i) the face amount of the most recently reported outstanding Eligible Accounts less (ii) sales, excise or similar taxes included in the amount thereof and less (iii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto;

          (b) plus the lesser of (i) $4,000,000 or (ii) 50% of the most recently reported amount of Eligible Inventory valued at the lower of cost (determined on a "first in, first out" basis) or market value;

          (c) plus, until the earlier of (i) January 1, 1999 or (ii) the date the subordinated debt referred to in Section 7.17 is issued, $11,600,000;

          (d) less all outstanding Letter of Credit Obligations; and

          (e) less all Borrowing Base Reserves.

     "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit A attached hereto.

     "Borrowing Base Reserves" means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as Bank, in its Good Faith discretion, may from time to time establish in determining the Borrowing Base to reflect contingencies or risks which

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may affect the Collateral, the business, business prospects or financial condition of Borrower, or the security of the loans made hereunder.

     "Business Day" means (a) for all purposes other than as covered by clause
(b) below, any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in Portland, Oregon, Seattle, Washington or Cleveland, Ohio, and (b) with respect to all notices, determinations, fundings and payments in connection with any LIBOR interest selection or LIBOR Loan, any day that is a Business Day described in clause (a) above and that also is a day for trading by and between banks in U.S. dollar deposits in the London interbank eurocurrency market.

     "Capitalized Lease" means, as to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" means, as to any Person, the capitalized amount of all obligations of such Person and its subsidiaries under Capitalized Leases, as determined on a consolidated basis in accordance with GAAP.

     "Cash Collateral Account" has the meaning set forth in Section 3.1.

     "Change of Law" means the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by Bank (or any entity controlling Bank) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority.

     "Closing Date" means the date of this Agreement.

     "Code" means the Uniform Commercial Code of the State of Oregon as amended from time to time.

     "Collateral" means (a) all of Borrower's property and rights in and to property, including, without limitations, all Rights to Payment, Inventory, General Intangibles, Equipment, Records, money, instruments, chattel paper, deposit accounts, documents and investment property; (b) all products, proceeds, rents and profits of the foregoing; and (c) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which any Borrower now has or hereafter acquires any rights.

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     "Commodity Contracts" means commodity options, futures, swaps, and other similar agreements and arrangements designed to provide protection against fluctuations in commodity prices.

     "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste or other substance regulated or forming the basis of liability under any Environmental Law.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement entered into by such other Person relating to such Indebtedness or Contingent Obligation will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement,
(iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement or liability described under subclauses (i) through (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the lesser of (A) the amount payable under such Contingent Obligation (if quantifiable), or (B) the portion of the obligation so guaranteed or otherwise supported.

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     "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

     "Default" means an Event of Default or an event or condition that with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     "Disclosure Schedule" means Schedule II attached hereto.

     "EBITDA" means, as of the end of a fiscal quarter of Borrower, Borrower's consolidated net income for the four fiscal quarters ending with such quarter, after deducting all expenses other than interest, taxes, option expenses, depreciation, depletion and amortization and after eliminating all positive extraordinary items (as determined in accordance with GAAP) and all positive charges characterized as unusual charges by Borrower's independent certified public accountants.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "Eligible Accounts" means those Accounts that Bank determines to be eligible in the Good Faith exercise of its discretion pursuant to Section 2.1(e) hereof.

     "Eligible Inventory" means Inventory that Bank determines to be eligible in the Good Faith exercise of its discretion pursuant to Section 2.1(f) hereof.

     "Environmental Law" means all applicable federal, state and local laws, statutes, ordinances and regulations, and any applicable judicial or administrative interpretation, order, consent decree or judgment, relating to the regulation and protection of the environment. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. ss. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300f et seq.), and

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their state and local counterparts or equivalents and any applicable transfer of ownership notification or approval statutes.

     "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any violation or alleged violation of an Environmental Law or a Permit, or a Release or threatened Release.

     "Equipment" means the goods listed in Exhibit H and all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     "Event of Default" has the meaning set forth in Section 9.1 hereof.

     "Fixed Change Coverage Ratio" means the ratio of EBITDA to "Fixed Charges." As used in this definition, "Fixed Charges" means, as of the end of a fiscal quarter, the total of the following for the four fiscal quarters ending with such quarter: (i) Borrower's consolidated scheduled or required principal repayments of long term debt; (ii) Borrower's consolidated scheduled or required payments of Capitalized Lease Obligations; and (iii) Borrower's consolidated interest expense.

     "Fixed Rate Term" means a period of one (1), two (2), or three (3) months, as designated by Borrower, during which a Loan bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may extend beyond the Maturity Date, and if the last day of a Fixed Rate Term is not a Business Day, such term shall be extended to the next succeeding Business Day, or if the next succeeding Business Day falls in another calendar month, such term shall end on the next preceding Business Day.

     "Funded Debt" means, as of the end of a fiscal quarter, the total on a consolidated basis of all indebtedness of Borrower for borrower money, plus the amount of all liability, whether contingent or otherwise, for standby letters of credit, other than standby letters of credit supporting indebtedness for borrowed money, plus the amount of all Capitalized Lease Obligations of Borrower plus the present value

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(determined by a discount equal to the Prime Rate) of total payments due under all Other Leases.

     "Funded Debt Ratio" means the ratio of Borrower's Funded Debt to EBITDA.

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

     "General Intangibles" shall have the meaning attributed to the term "general intangible" in the Code, and shall include, without limitation, all tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment.

     "Good Faith" means honesty in fact in the conduct or transaction concerned, without regard to whether standards that might be deemed commercially reasonable have been observed.

     "Governmental Authority" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

     "Governmental Rule" means any applicable law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

     "Indebtedness" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations of such Person, (e) all Obligations of such

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Person under Other Leases, (f) all Contingent Obligations of such Person, (g)
all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person with a mandatory repurchase or redemption date of less than ten years from the date of issuance thereof, (h) all obligations of such Person under Interest Rate Contracts and Commodity Contracts, (i) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (j) in the case of Borrower, its obligations under the Loan Documents, (k) all liabilities of such Person that would be shown on a balance sheet of such Person prepared in accordance with GAAP, and (l) all liabilities of such Person in connection with the failure to make when due any contribution or payment pursuant to or under any Plan.

     "Indemnitees" has the meaning set forth in Section 10.4 hereof.

     "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

     "Intergraph Transaction" means Borrower's purchase of the printed circuit board facility of Intergraph Corporation consisting of the purchase of land, equipment, buildings, work in process and inventory for a total of approximately $16,000.000.

     "Inventory" shall have the meaning attributed to the term "inventory" in the Code and, in addition, means all now owned and hereafter acquired inventory, goods, merchandise and other personal property wherever located, while in the possession of Borrower, a bailee, or other Person, furnished under any contract of service or intended for sale or lease, including, without limitation, raw materials, work in process, spare parts, component parts, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same.

     "Letter of Credit" means a standby letter of credit issued by Bank pursuant to Section 2.2 hereof.

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     "Letter of Credit Agreement" means Bank's standard letter of credit application and documentation modified to such extent, if any, as Bank deems necessary.

     "Letter of Credit Obligations" means, at any time, all liabilities at such time of Borrower to Bank with respect to Letters of Credit, whether or not any such liability is contingent.

     "Letter of Credit Request" has the meaning set forth in Section 2.2(d) hereof.

     "LIBOR" means, for each Fixed Rate Term, the rate per annum (rounded upward if necessary to the nearest whole 1/16 of 1%) and determined pursuant to the following formula:

      LIBOR =              Base LIBOR
               -----------------------------------
                 100% - LIBOR Reserve Percentage

     As used herein, (a) "Base LIBOR" means the average of the rates per annum at which U.S. dollar deposits are offered to Bank in the London interbank eurocurrency market on the second Business Day prior to the commencement of a Fixed Rate Term at or about 11:00 A.M. (London time), for delivery on the first day of such Fixed Rate Term, for a term comparable to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term shall apply, and (b) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for changes in such reserve percentage during the applicable Fixed Rate Term.

     "LIBOR Loan" means any Loan that bears interest with reference to LIBOR.

     "LIBOR Margin" means the number of basis points determined in accordance with Schedule I.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement or the interest of a lessor under a Capitalized Lease Obligation or any Other Lease.

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     "Loan" means an advance made by Bank to Borrower pursuant to any of Section
2.1.

     "Loan Documents" means this Agreement, the Letter of Credit Agreements, and each other agreement, note, notice, document, contract or instrument required by or at any time delivered to Bank in connection with this Agreement.

     "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of Borrower, (b) the ability of Borrower to perform its obligations under the Loan Documents, or (c) the rights and remedies of Bank under the Loan Documents.

     "Maturity Date" means March 31, 2000.

     "Notice of Authorized Representatives" has the meaning set forth in Section 2.1(g) hereof.

     "Notice of Borrowing" has the meaning set forth in Section 2.1(d) hereof.

     "Notice of Conversion or Continuation" has the meaning set forth in Section 2.4(c) hereof.

     "Obligations" means all of Borrower's obligations under the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

     "Other Lease" means any synthetic lease or any financing lease having substantially the same economic effect as a conditional sale, title retention agreement or similar arrangement.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.

     "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Governmental Rule.

     "Permitted Liens" means

     (a) Liens arising by operation of law for taxes, assessments or governmental charges not yet due;

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     (b) statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers, and other similar persons for services or materials arising in the ordinary course of business for which payment is not yet due;

     (c) non-consensual Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

     (d) Liens for taxes or statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers and other similar persons for services or materials that are due but are being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which reserves satisfactory to Bank have been established;

     (e) Liens listed on the Disclosure Schedule;

     (f) Liens in favor of Bank;

     (g) purchase money Liens upon or in any property of Borrower and used by Borrower in the ordinary course of business, which Liens secure the obligation to pay the purchase price of such property, related payment and performance obligations and the obligation to pay the cost of services in respect of such property or to secure Indebtedness and related payment and performance obligations incurred solely for the purpose of financing the acquisition of such property or such services, and Liens existing on such property at the time of its acquisition; provided, however, that the aggregate principal amount of outstanding Indebtedness secured by the Liens referred to in this clause (g) shall not at any time exceed the sum of $2,000,000;

     (h) zoning restrictions, easements, rights of way, survey exceptions, encroachments, covenants, licenses, reservations, leasehold interests, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of Borrower or impair, in any material manner, the use of such property for the purposes for which such property is held by Borrower;

     (i) Liens to secure Capitalized Lease Obligations and Other Leases and any related payment and performance obligations if the incurrence of such Indebtedness is permitted by Section 8.2; provided, however, that: (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including, without limitation, the cost of construction and the reasonable fees and expenses relating to such Indebtedness) of the property

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subject thereto, (ii) the principal amount of the Indebtedness secured by such
Lien does not exceed 100% of such cost, and (iii) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item; and

     (j) the interests of lessors or lessees of property leased pursuant to leases permitted hereunder.

     "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

     "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Prime Rate" means, for any day, an interest rate per annum equal to the rate of interest most recently announced within Bank at its principal office, as its prime rate, with any change in the prime rate to be effective as of the day such change is announced within Bank and with the understanding that the prime rate is one of Bank's base rates used to price some loans and may not be the lowest rate at which Bank makes any loan, and is evidenced by the recording thereof in such internal publication or publications as Bank may designate.

     "Prime Rate Loan" means any Loan that bears interest at the Prime Rate.

     "Records" means all of Borrower's present and future records and books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other Person).

     "Release" means, as to any Person, any unpermitted spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment.

     "Remedial Action" means all actions required to clean up, remove, prevent or minimize a Release or threat of Release or to perform pre-remedial studies and investigations and post-remedial monitoring and care.

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     "Rights to Payment" means all Accounts, General Intangibles, contract rights, chattel paper, documents, instruments, letters of credit, bankers acceptances and guaranties, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, and shall include without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors, monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Bank or any of its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

     "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or other entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

     "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

     "Subsidiary" means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interest is owned directly or indirectly by Borrower.

     "Tranche" means a collective reference to LIBOR Loans, the then current Fixed Rate Term with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall have originally been made on the same day).

SECTION 1.2. HEADINGS

     Headings in the Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

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                             ARTICLE II. THE CREDITS

SECTION 2.1. REVOLVING CREDITS

     (a) On the terms and subject to the conditions contained in this Agreement, Bank agrees to make loans (each a "Loan") to Borrower from time to time until the Maturity Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) $40,000,000 or (ii) the Borrowing Base. Borrower may from time to time borrow, partially or wholly repay its outstanding Loans, and reborrow, subject to all the limitations, terms and conditions contained herein.

     (b) If at any time the Available Credit is negative, Borrower, without demand or notice, shall immediately repay that portion of the Loans necessary to cause the Available Credit to be zero. Borrower shall repay the outstanding principal balance of the Loans, together with all accrued and unpaid interest and related fees on the earlier of the Maturity Date or the due date determined pursuant to Section 9.2.

     (c) The Loans shall be evidenced by a promissory note payable to the order of Bank and substantially in the form attached hereto as Exhibit B.

     (d) Borrower, through an Authorized Representative, shall request an advance under Section 2.1(a) by giving Bank irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit C attached hereto (each, a "Notice of Borrowing"), which specifies, among other things:

          (i) the principal amount of the requested advance;

          (ii) the proposed date of borrowing, which shall be a Business Day;

          (iii) whether such advance is to be a Prime Rate Loan or a LIBOR Loan; and

          (iv) if such advance is to be a LIBOR Loan, the length of the Fixed Rate Term applicable thereto.

     Each such Notice of Borrowing must be received by Bank not later than (A) 11:00 a.m. (Seattle time) on the date of borrowing if a Prime Rate Loan, or (B) at least three (3) Business Days prior to the date of borrowing if a LIBOR Loan. In addition to advances requested by Borrower, advances of Loans may be made automatically pursuant to certain cash management arrangements made by Borrower with Bank and each such advance shall be a Prime Rate Loan.

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     (e) Bank shall have the right in its discretion to determine in Good Faith which Accounts are eligible for the purpose of determining the Borrowing Base. General criteria for Eligible Accounts may be established and revised from time to time by Bank in Good Faith. Without limiting such discretion as to other Accounts, the following Accounts shall not be Eligible Accounts:

          (i) Accounts that do not consist of ordinary trade accounts receivable owned by Borrower, payable in cash in United States dollars and arising out of the final sale of Inventory or provision of services in the ordinary course of Borrower's business as presently conducted by it;

          (ii) Accounts with respect to which the services covered thereby have not been rendered or the goods covered thereby have not been delivered to the account debtor or its designee or with respect to which Borrower failed to issue an original invoice at the agreed-upon purchase price to the account debtor promptly after rendering such services or delivering such goods to the account debtor;

          (iii) Accounts that are not due and payable, absolutely and unconditionally, within sixty (60) days from the date of the original invoice applicable thereto;

          (iv) Accounts with respect to which more than ninety (90) days have elapsed since the date of the original invoice applicable thereto;

          (v) Accounts with respect to which the account debtor is an affiliate of Borrower or any officer, employee or agent of the account debtor is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

          (vi) Accounts with respect to which the account debtor is a Governmental Authority, except for those Accounts as to which Borrower has assigned its right to payment thereof to Bank, and the assignment has been acknowledged, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727);

          (vii) the chief executive office of the account debtor with respect to such Account is not located in the United States of America, unless (A) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Bank, sufficient to cover such Account, in form and substance satisfactory to Bank and, if required by Bank, the

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
     original of such letter of credit has been delivered to Bank or Bank's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Bank, (B) such Account is subject to credit insurance payable to Bank issued by an insurer and on terms and in an amount acceptable to Bank, (C) the account debtor resides in a province of Canada that recognizes Bank's perfection and enforcement rights as to Accounts by reason of the filing of a UCC-1 in Oregon, or (D) such Account is otherwise acceptable in all respects to Bank (subject to such lending formula with respect thereto as Bank may determine);

          (viii) Accounts for which the prospect of payment or performance by the account debtor is or will be impaired in the Good Faith determination of Bank;

          (ix) Accounts with respect to which Bank does not have a valid and prior, fully perfected lien or which are not free of all liens or other claims of all other Persons (except Permitted Liens);

          (x) Accounts with respect to which the account debtor is the subject of bankruptcy or a similar insolvency proceeding, or has made an assignment for the benefit of creditors, or whose assets have been conveyed to a receiver or trustee, or who has failed or suspended or gone out of business;

          (xi) Accounts with respect to which the account debtor's obligation to pay the Accounts is conditional upon the account debtor's approval;

          (xii) Accounts from an account debtor to the extent that the account debtor's indebtedness to Borrower (whether evidenced by such Accounts or otherwise) exceeds an amount which is greater than 15% (25% with respect to Compaq, Hewlett Packard and Xerox) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to account debtors in connection therewith) of the then outstanding Eligible Accounts;

          (xiii) Accounts owed by a particular account debtor if less than 75% of the aggregate Accounts then owed to Borrower by that account debtor and its affiliates constitute Eligible Accounts;

          (xiv) Accounts of a particular account debtor in excess of a credit limit established as to that account debtor by Borrower or by Bank;

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
          (xv) Accounts that represent a prepayment or progress payment or a partial payment under an installment contract;

          (xvi) Accounts that are evidenced by a promissory note or other instrument;

          (xvii) Accounts with respect to which the terms or conditions prohibit or restrict assignment or collection rights;

          (xviii) Accounts with respect to which the account debtor is located in any jurisdiction requiring the timely filing by Borrower of a report or document before such Account is created in order to bring suit or otherwise enforce its remedies against such account debtor in the courts or through any judicial process of such jurisdiction, unless Borrower has filed, or is exempt from filing, such a report; and

          (xix) Accounts with respect to which the account debtor is also a creditor of Borrower, but only to the extent of the amount owed by Borrower to such account debtor if such amount is less than the amount of all Accounts with respect to such account debtor that otherwise would be Eligible Accounts.

     Bank shall have the right, but not the duty, to declare particular accounts ineligible. The fact that Bank has not declared a particular account ineligible shall not be deemed to be a determination or representation by Bank as to the creditworthiness or financial condition of any account debtor. Because of banking relationships between account debtors of Borrower and Bank, Bank may have information about the creditworthiness of such account debtors; however, Bank shall have no duty to Borrower to disclose information it may have about any Borrower's account debtors and Borrower shall have no right to rely upon any action or inaction of Bank concerning the creditworthiness or financial condition of Borrower's account debtors. BORROWER HEREBY COVENANTS NOT TO SUE AND TO HOLD HARMLESS BANK, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FOR AND FROM ANY AND ALL DAMAGES, LIABILITY, OR CLAIMS OF LIABILITY, WHETHER KNOWN OR UNKNOWN, OF WHATSOEVER NATURE ARISING OUT OF OR BASED IN WHOLE OR IN PART UPON BANK'S FAILURE TO DISCLOSE UNFAVORABLE INFORMATION ABOUT AN ACCOUNT DEBTOR OF BORROWER'S TO BORROWER, OR BANK'S FAILURE TO TREAT AS INELIGIBLE THE ACCOUNT OF AN ACCOUNT DEBTOR OF BORROWER ABOUT WHOM BANK HAS UNFAVORABLE INFORMATION.

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
     (f) Bank shall have the right in its discretion to determine in Good Faith which Inventory is eligible for the purpose of determining the Borrowing Base. Without limiting such discretion as to other Inventory, the following Inventory shall in any event not constitute Eligible Inventory:

          (i) finished goods that are not held by Borrower for sale as Inventory in the ordinary course of Borrower's business as presently conducted by it or that are obsolete, not in good condition, not of merchantable quality or not salable in the ordinary course of Borrower's business or that are subject to defects that would affect their market value;

          (ii) Inventory that Bank, in the Good Faith exercise of its discretion, determines to be unacceptable due to age, type, category or quantity;

          (iii) Inventory in transit or otherwise in the possession of any Person other than Borrower, except (subject to any additional requirements imposed by Bank, in the Good Faith exercise of its discretion, to protect Borrower's title thereto or Bank's Lien therein) goods held in storage solely for the account of Borrower (subject to Bank's Lien), if the Person in possession has acknowledged in writing Bank's Lien thereon and has not issued a negotiable document of title as to the goods;

          (iv) Inventory with respect to which Bank, does not have a valid and prior, fully perfected Lien and that is not free of all other Liens, other than Permitted Liens;

          (v) Inventory in the possession of a warehouseman or other bailee if Bank has not received a bailee letter acceptable to Bank from such warehouseman or bailee; and

          (vi) Inventory located on premises leased by Borrower if Bank has not received a landlord's waiver acceptable to Bank with respect to such premises.

     (g) On the Closing Date, and from time to time subsequent thereto at Borrower's option, Borrower shall deliver to Bank a written notice in the form of Exhibit D attached hereto, which designates by name one or more Authorized Representatives and includes each of their respective specimen signatures (each, a "Notice of Authorized Representatives"). Bank shall be entitled to rely conclusively on the authority of each person designated as an Authorized Representative in the most current Notice of Authorized Representatives delivered by Borrower to Bank, to

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
request borrowings and select interest rate options hereunder, and to give to Bank such other notices as are specified herein as being made through an Authorized Representative, until such time as Borrower has delivered to Bank, and Bank has actual receipt of, a new Notice of Authorized Representatives. Bank shall have no duty or obligation to Borrower to verify the authenticity of any signature appearing on any Notice of Borrowing or any other written notice from an Authorized Representative or to verify the authenticity of any person purporting to be an Authorized Representative giving any telephonic notice permitted hereby.

SECTION 2.2. LETTER OF CREDIT FACILITY

     (a) On the terms and subject to the conditions contained in this Agreement, Bank agrees promptly to issue one or more Letters of Credit at the request of Borrower for the account of Borrower from time to time until thirty (30) days prior to the Maturity Date; provided, however, that Bank shall not issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator of which Bank is aware shall purport by its terms to enjoin or restrain Bank from issuing such Letter of Credit or any Governmental Rule applicable to Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Bank shall prohibit, or request that Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Bank is not otherwise compensated) not in effect on the date hereof or result in any loss, cost or expense that (A) was not applicable, in effect or known to Bank on the Closing Date and which Bank in Good Faith deems material to it, and (B) the reimbursement of which is not provided for hereunder;

          (ii) any of the applicable conditions contained in Article VI is not then satisfied;

          (iii) after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations exceed $5,000,000;

          (iv) the amount of the Letter of Credit requested exceeds the Available Credit; or

          (v) fees due in connection with a requested issuance have not been paid.

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     (b) In no event shall the expiry date of any Letter of Credit be more than one year or fall after ten (10) days prior to the Maturity Date.

     (c) Prior to the issuance of each Letter of Credit, Borrower shall have delivered to Bank, if requested by Bank, a Letter of Credit Agreement, signed by Borrower, and such other documents or items as Bank may require pursuant to the terms thereof.

     (d) In connection with the issuance of each Letter of Credit, Borrower, through an Authorized Representative, shall give Bank at least four (4) Business Days' prior written notice (a "Letter of Credit Request"), in substantially the form of Exhibit E, of the requested issuance of such Letter of Credit. Such notice shall be irrevocable and binding on Borrower and shall specify (i) the stated amount of the Letter of Credit requested, (ii) the date of issuance of such requested Letter of Credit (which day shall be a Business Day), (iii) the date on which such Letter of Credit is to expire (which date shall be a Business
Day), (iv) the Person for whose benefit the requested Letter of Credit is to be issued, and (v) such other terms and conditions of the proposed Letter of Credit as are requested by Borrower and acceptable to Bank. Such notice, to be effective, must be received by Bank not later than 11:00 a.m. (Seattle time) on the last Business Day on which notice can be given under the immediately preceding sentence.

     (e) Subject to the terms and conditions of this Section 2.2 and provided that the applicable conditions set forth in Article VI have been satisfied, Bank shall, on the requested date, issue a Letter of Credit on behalf of Borrower in accordance with the applicable Letter of Credit Request and Bank's usual and customary business practices and in a final form reasonably satisfactory to Borrower.

     (f) If Bank makes any payment under any Letter of Credit, such payment shall be deemed to be and shall constitute a Prime Rate Loan made by Bank to Borrower pursuant to Section 2.1(a).

SECTION 2.3. INTEREST/FEES

     (a) Interest. The outstanding principal balance of each Prime Rate Loan shall bear interest at a fluctuating rate per annum equal to the Prime Rate in effect from time to time. The outstanding principal balance of each LIBOR Loan shall bear interest at a fixed rate per annum determined by Bank to be equal to the aggregate of (i) LIBOR in effect on the first day of the Fixed Rate Term for such Loan plus (ii) the applicable LIBOR Margin in effect on the second Business Day before the first day of such Fixed Rate Term. The foregoing notwithstanding, the rate of interest applicable

                                                                         PAGE 20
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
at all times during the continuation of an Event of Default shall be a fluctuating rate per annum equal to the Prime Rate in effect from time to time, plus 200 basis points. All fees, expenses and other amounts not paid when due shall bear interest (from the date due until paid) at the rate set forth in the preceding sentence.

     (b) Letter of Credit Fees. With respect to each Letter of Credit, Borrower shall pay to Bank a fee, payable upon issuance, equal to the face amount thereof multiplied by a rate per annum equal to the LIBOR Margin applied for a period equal to the term of such Letter of Credit. In addition, Borrower shall pay to Bank upon the occurrence of any activity with respect to any Letter of Credit, including without limitation, amendment, extension, transfer or cancellation of any Letter of Credit, a fee determined in accordance with Bank's standard fees and charges then in effect for such activity.

     (c) Closing Fee. On the Closing Date, Borrower shall pay Bank a closing fee of $188,000.

     (d) Facility Fee. Borrower shall pay Bank a facility fee of $10,000 per quarter payable in arrears on the first day of each January, April, July and October.

     (e) Computation and Payment. All interest and per annum fees shall be computed on the basis of a 360-day year, actual days elapsed. Interest on Prime Rate Loans shall be payable quarterly, in arrears, on the first day of each January, April, July and October and upon the conversion of a Prime Rate Loan to a LIBOR Loan. Interest on LIBOR Loans shall be paid on the last day of each Fixed Rate Term.

SECTION 2.4. INTEREST OPTIONS

     (a) Election. Subject to the requirement that each LIBOR Loan be in a minimum amount of $250,000 and in integral multiples of $100,000 and the limitation in Section 2.4(b) regarding the number of Tranches outstanding at any time, (i) except as otherwise provided herein, at any time when a Default is not continuing Borrower may convert all or any portion of a Prime Rate Loan to a LIBOR Loan for a Fixed Rate Term designated by Borrower, and (ii) at any time Borrower may convert all or a portion of a LIBOR Loan at the end of the Fixed Rate Term applicable thereto to a Prime Rate Loan or, if no Default is continuing, to a LIBOR Loan for a new Fixed Rate Term designated by Borrower. If Borrower has not made the required interest rate conversion or continuation election prior to the last day of any Fixed Rate Term, Borrower shall be deemed to have elected to convert such LIBOR Loan to a Prime Rate Loan.

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
     (b) Maximum Number of Tranches. At no time shall there be more than three Tranches outstanding at any time.

     (c) Notice to Bank. Borrower, through an Authorized Representative, shall request each interest rate conversion or continuation by giving Bank irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit F attached hereto (a "Notice of Conversion or Continuation"), that specifies, among other things: (i) the Loan to which such Notice of Conversion or Continuation applies; (ii) the principal amount that is the subject of such conversion or continuation; (iii) the proposed date of such conversion or continuation, which shall be a Business Day; and (iv) if such Notice pertains to a LIBOR interest selection, the length of the applicable Fixed Rate Term. Any such Notice of Conversion or Continuation must be received by Bank not later than (A) 11:00 a.m. (Seattle time) on the effective date of any Prime Rate interest selection, and (B) at least three (3) Business Days prior to the effective date of any LIBOR interest selection.

SECTION 2.5. OTHER PAYMENT TERMS

     (a) Automatic Debit. Bank may, and Borrower hereby authorizes Bank to, debit any deposit account of Borrower with Bank for all payments of principal, interest and fees as they become due, provided that Bank shall first debit Borrower's account no. 370211003436 with Bank before debiting any other account.

     (b) Place and Manner. Borrower shall make all payments due to Bank by payment to Bank at Bank's office, in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon (Seattle time) on the date due.

     (c) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

     (d) Application of Payments. All payments under the Loan Documents (including prepayments) shall be applied first to unpaid fees, costs and expenses then due and payable under the Loan Documents, second to accrued interest then due and payable under the Loan Documents, third to reduce the principal of the Loans. If an Event of Default has occurred and is continuing, Bank shall apply such payments as determined by it in its discretion.

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
SECTION 2.6. CHANGE OF CIRCUMSTANCES

     (a) Inability to Determine Rate. If Bank at any time shall determine that adequate and reasonable means do not exist for ascertaining LIBOR, then Bank shall give telephonic notice (promptly confirmed in writing) to Borrower of such determination. If such notice is given and until such notice has been withdrawn in writing by Bank, then no LIBOR interest option may be selected by Borrower.

     (b) LIBOR Illegality; Termination of Commitment. Notwithstanding any other provisions herein, if any Change of Law shall make it unlawful for Bank (i) to make a LIBOR interest rate available, or (ii) to maintain LIBOR interest rates hereunder, then, in the former event, any obligation of Bank hereunder to make available such unlawful LIBOR interest rate shall forthwith be canceled, and in the latter event, any such unlawful LIBOR interest rate then outstanding shall at the option of Bank be converted so that interest is determined in relation to the Prime Rate pursuant to the terms of this Agreement; provided however, if any such Change in Law shall permit a LIBOR interest rate until the expiration of the Fixed Rate Term relating thereto, then such permitted LIBOR interest rate shall continue as such until the end of such Fixed Rate Term. If as a result of this Section a LIBOR interest rate is converted to a lower interest rate, Borrower shall pay to Bank immediately upon demand such amount or amounts as may be necessary to compensate Bank for any loss in connection therewith.

     (c) Illegality; Compensation. Upon the occurrence of any event described in
Section 2.6(b) hereof, Borrower shall pay to Bank, immediately upon demand, such amount or amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other amounts payable by Bank as a result thereof and that are attributable to LIBOR interest rates made available to Borrower hereunder. In determining which amounts payable by Bank and/or losses incurred by Bank are attributable to LIBOR interest rates made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall, in the absence of manifest error, be conclusive and binding upon Borrower.

     (d) Change of Law; Compensation. If any Change of Law (i) shall subject Bank to any tax, duty or other charge with respect to any LIBOR interest rate, or shall change the basis of taxation of payments by Borrower to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of taxation on the overall net income of imposed by the jurisdiction of Bank's incorporation or by any jurisdiction in which its applicable lending office is located); (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for

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
the account of, advances or loans by, or any other acquisition of funds by Bank; or (iii) shall impose on Bank any other condition; and the effect of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR Loan hereunder or to reduce any amount receivable by Bank in connection therewith, then Borrower shall, immediately upon demand, pay to Bank such amount or amounts as may be necessary to reimburse Bank for such increased costs or to compensate Bank for such reduced amounts. A certificate as to the amount of such increased costs or reduced amounts, delivered by Bank to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

     (e) Capital Requirements; Compensation. If Bank shall have determined that any Change of Law regarding capital adequacy has or shall have the effect of reducing the rate of return on the capital of Bank (or any entity controlling
Bank) as a consequence of Bank's obligations hereunder to a level below that which Bank or such entity would have achieved but for such Change of Law (taking into consideration Bank's or such entity's policies with respect to capital adequacy), by an amount deemed by Bank to be material, then from time to time, within fifteen (15) days after demand by Bank, Borrower shall pay to Bank or such entity such additional amounts as shall compensate Bank or such entity for such reduction. Any such request by Bank under this Section shall set forth the basis of the calculation of such additional amounts and shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

SECTION 2.7. LIBOR PAYMENTS; FUNDING LOSS INDEMNIFICATION

     (a) Borrower may prepay the principal of any portion of a Tranche at any time and in the minimum amount of $250,000, or, if less, the entire principal amount of such Tranche. In consideration of Bank providing this prepayment option to Borrower or if any such portion of a LIBOR Loan shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly difference for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month: (i) determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto; (ii) subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of

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
prepayment for new loans made for such term and in a principal amount equal to the amount prepaid; and (iii) if the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above. Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agree that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum equal to the Prime Rate plus 200 basis points.

     (b) If Borrower shall (i) fail to borrow the full amount set forth in any Notice of Borrowing that has been delivered to Bank (whether as a result of the failure to satisfy any applicable conditions or otherwise), or (ii) fail to convert or continue at the LIBOR interest option any portion of a Loan in accordance with a Notice of Conversion or Continuation delivered to Bank (whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrower shall, upon demand by Bank, reimburse Bank and hold Bank harmless for all costs and losses incurred by Bank as a result of such repayment, prepayment or failure. Borrower understands that such costs and losses may include, without limitation, losses incurred by Bank as a result of funding and other contracts entered into by Bank to fund any LIBOR Loan. Bank shall deliver to Borrower a certificate setting forth the amount of costs and losses for which demand is made. Such certificate shall, in the absence of manifest error, be conclusive and binding on Borrower as to the amount of such loss for all purposes. This Section 2.7(b) shall survive the termination of this Agreement.


                   ARTICLE III. COLLECTION AND ADMINISTRATION

SECTION 3.1. CASH COLLATERAL ACCOUNT

     (a) Cash Collateral Account. Borrower shall, at Borrower's expense and in the manner requested by Bank from time to time, direct that remittances and all other collections and proceeds of Accounts and other Collateral shall be deposited into a lock box account maintained in Bank's name. In connection therewith, Borrower shall execute such lockbox agreement(s) as Bank shall require. Borrower shall maintain with Bank, and Borrower hereby grants to Bank a security interest in, a non-interest bearing deposit account over which Borrower shall have no control

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
("Cash Collateral Account") and into which the proceeds of all Borrower's Rights to Payment shall be deposited immediately upon their receipt.

     (b) Immediate Deposit. Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Bank, receive, as the property of Bank, any monies, checks, notes, drafts, or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Cash Collateral Account, or remit the same or cause the same to be remitted, in kind, to Bank. In no event shall the same be commingled with Borrower's own funds.

SECTION 3.2. STATEMENTS

     Bank shall render to Borrower each month a statement setting forth the balance in the loan account(s) maintained by Bank for Borrower pursuant to this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Bank but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Bank receives a written notice from Borrower of any specific exceptions thereto within thirty (30) days after the date such statement has been mailed by Bank. Until such time as Bank shall have rendered to Borrower a written statement as provided above, the balance in the loan account(s) shall be presumptive evidence of the amounts due and owing to Bank by Borrower.

SECTION 3.3. PAYMENTS

     All amounts due under any of the Loan Documents shall be payable to the Cash Collateral Account as provided in Section 3.1 hereof or such other place as Bank may designate from time to time. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be. Bank may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Loans, whether or not then due, in such order and manner as Bank determines. At Bank's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Loan Documents may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments due Bank free and clear of, and without deduction or withholding for or on account of, any setoff,

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counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations Bank is required to surrender or return such payment or proceeds to any person or entity for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Bank. Borrower shall be liable to pay to Bank, and does hereby indemnify and hold Bank harmless for the amount of any payments or proceeds surrendered or returned. This Section 3.3 shall remain effective notwithstanding any contrary action which may be taken by Bank in reliance upon such payment or proceeds. This Section 3.3 shall survive the payment of the Obligations and the termination of this Agreement.

SECTION 3.4. USE OF PROCEEDS

     Borrower shall use the initial proceeds of the Loans provided by Bank to Borrower hereunder only for: (a) payments to each of the Persons listed in the initial borrowing request delivered on the Closing Date; and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents. All other Loans made or Letters of Credit provided by Bank to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms of this Agreement. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for the any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


                              ARTICLE IV. SECURITY

SECTION 4.1. GRANT OF SECURITY INTEREST

     Borrower hereby grants to Bank a security interest in all of the Collateral as security for the full and prompt payment in cash and performance of the Obligations.

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SECTION 4.2. PERFECTION; DUTY OF CARE

     (a) Until all the Obligations have been fully satisfied and paid in cash, Borrower shall perform all steps requested by Bank to perfect, maintain and protect Bank's security interest in the Collateral, including, without limitation, (i) executing and filing financing and continuation statements in form and substance satisfactory to Bank, and (ii) delivering all Collateral in which Bank's security interest may be perfected by possession together with such endorsements as Bank may request.

     (b) Bank shall have the right at all times, and from time to time, to contact Borrower's account debtors to verify Rights to Payment.

     (c) Borrower shall pay or cause to be paid all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral or any part thereof; provided, however, Borrower shall not be required to pay any tax if the validity and/or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted of which Borrower has given prior notice to Bank and for which appropriate reserves have been established and so long as levy and execution have been and continue to be stayed. If Borrower fails to pay or so contest and reserve for such taxes, assessments and governmental charges, Bank may (but shall not be required to) pay the same and add the amount of such payment to the principal of the Loan.

     (d) In order to protect or perfect the security interest which Bank is granted hereunder, Bank may discharge any Lien that is not a Permitted Lien or bond the same, pay for any insurance that Borrower has failed to maintain as required by this Agreement, maintain guards, pay any service bureau, or obtain any record and add the same to the principal of the Loan.

     (e) Bank shall have no duty of care with respect to the Collateral, except that Bank shall exercise reasonable care with respect to the Collateral in Bank's custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Bank accords its own property, or if Bank takes such action with respect to the Collateral as Borrower shall request in writing, provided that no failure to comply with any such request nor any omission to do any such act requested by Borrower shall be deemed a failure to exercise reasonable care. Bank's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in Bank's custody.

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                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Bank, subject to the exceptions set forth on the Disclosure Schedule, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment in cash and satisfaction and discharge of all Obligations.

SECTION 5.1. LEGAL STATUS

     It is a corporation, duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a Material Adverse Effect. It is not and has not, during the preceding five (5) years, been known as or used any other corporate or fictitious name and has not acquired any of its assets in a bulk transfer.

SECTION 5.2. AUTHORIZATION AND VALIDITY

     The Loan Documents have been duly authorized and the performance by it of its obligations under the Loan Documents constitute a proper corporate purpose under all applicable law. The Loan Documents upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of it enforceable against it in accordance with their respective terms.

SECTION 5.3. NO VIOLATION

     The execution, delivery and performance by it of each of the Loan Documents does not violate or contravene any provision of its Articles of Incorporation or By-Laws and does not violate any Governmental Rule or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which it or any subsidiary of it is a party or by which it may be bound, which violation, breach or default would have a Material Adverse Effect.

SECTION 5.4. LITIGATION

There are no pending, or to its knowledge threatened, actions, claims, investigations, suits or proceedings, by or before any governmental authority, arbitrator, court or administrative agency that could have a Material Adverse Effect.

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SECTION 5.5. CORRECTNESS OF FINANCIAL STATEMENT

     The consolidated financial statements of Borrower dated as of December 31, 1997, heretofore delivered by Borrower to Bank, (a) present fairly the financial condition of Borrower and its affiliates; (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) have been prepared in accordance with GAAP. Except as disclosed to Bank pursuant to
Section 7.3, since the date of such financial statements there has been no change or changes which have resulted in a Material Adverse Effect.

SECTION 5.6. TAXES

     It has filed, or caused to be filed, all federal, state, local and foreign tax returns required to be filed by it, and has paid, or caused to be paid, all taxes as are shown on such returns, or on any assessment received by it, to the extent that such taxes have become due, except as otherwise contested in good faith. It has set aside proper amounts on its books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities and for taxes being contested by it.

SECTION 5.7. NO SUBORDINATION

     There is no agreement, indenture, contract or instrument to which it or any Subsidiary is a party or by which it or any Subsidiary may be bound that requires the subordination in right of payment of any of its obligations subject to this Agreement to any other obligation of it or such Subsidiary.

SECTION 5.8. ERISA

     It is in compliance in all material respects with the applicable provisions of ERISA. It has not violated any provision of any Plan maintained or contributed to by it in a manner that could result in a Material Adverse Effect. No "reportable event" (as defined in Title IV of ERISA) has occurred and is continuing with respect to any Plan initiated by it.

SECTION 5.9. OTHER OBLIGATIONS

     It is not in default with respect to any of its Indebtedness or any of its material Contractual Obligations.

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SECTION 5.10. ENVIRONMENTAL MATTERS

     It and each Subsidiary of it is in compliance in all material respects with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate will not have a Material Adverse Effect. Neither it nor any Subsidiary of it has received notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed, except for such notices received that in the aggregate do not refer to Remedial Actions that would reasonably be expected to result in a Material Adverse Effect. There have been no Releases by it or a Subsidiary of it that could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. LIENS

     It has good, indefeasible, and merchantable title to and ownership of the Collateral, free and clear of all Liens, except Permitted Liens. There are no Liens of any nature whatsoever on any of its properties other than Permitted Liens.

SECTION 5.12. NO BURDENSOME RESTRICTIONS; NO DEFAULTS

     (a) It is not is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than Permitted Liens) on the property or assets of Borrower.

     (b) No Default has occurred and is continuing.

     (c) There is no Governmental Rule the compliance with which by it is reasonably likely to have a Material Adverse Effect.

SECTION 5.13. NO OTHER VENTURES

     It is not engaged in any joint venture or partnership with any other
Person.

SECTION 5.14. INVESTMENT COMPANY ACT

     It is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

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SECTION 5.15. INSURANCE

     All current policies of insurance of any kind or nature owned by or issued to it, including, without limitation, policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of its size and character. It has no reason to believe that it will be unable to comply with Section 7.5.

SECTION 5.16. LABOR MATTERS

     (a) There are no strikes, work stoppages, slowdowns or lockouts pending or, to its knowledge, threatened, against or involving it, other than those which in the aggregate have no reasonable likelihood of having a Material Adverse Effect.

     (b) There are no arbitrations or grievances pending against or involving it, nor to its knowledge are there any arbitrations or grievances threatened involving it, other than those which, in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

     (c) As of the date hereof it is not a party to, and has no obligations under, any collective bargaining agreement.

     (d) There is no organizing activity involving it pending or, to its knowledge, threatened, by any labor union or group of employees, other than those which in the aggregate have no reasonable likelihood of having a Material Adverse Effect. There are no representation proceedings pending against it or, to its knowledge, threatened with the National Labor Relations Board, and no labor organization or group of its employees has made a pending demand on it for recognition, other than those which in the aggregate have no reasonable likelihood of having a Material Adverse Effect.

     (e) There are no unfair labor practice charges, grievances or complaints pending or in process or, to its knowledge, threatened, by or on behalf of any employee or group of employees of it, other than those which in the aggregate have no reasonable likelihood of having a Material Adverse Effect.

     (f) There are no complaints or charges against it pending or, to its knowledge, threatened to be filed with any federal, state or local court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating

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to the employment by it of any individual, other than those which in the aggregate have no reasonable likelihood of having a Material Adverse Effect.

     (g) It is in material compliance with all laws, and all orders of any court, Governmental Authority or arbitrator, relating to the employment of labor including all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes, other than those the non-compliance with which in the aggregate would have no Material Adverse Effect.

SECTION 5.17. FORCE MAJEURE

     Neither its business nor its properties are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those the consequences of which in the aggregate would have no Material Adverse Effect.

SECTION 5.18. INTELLECTUAL PROPERTY

     It owns or licenses or otherwise has the right to use all material licenses, Permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by it infringes upon or conflicts with any rights owned by any other Person, which infringement or conflict is reasonably likely to have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or, to its knowledge, threatened, the existence of which is reasonably likely to have a Material Adverse Effect. No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to its knowledge, proposed, other than those the consequences of which in the aggregate have no reasonable likelihood of having a Material Adverse Effect.

SECTION 5.19. CERTAIN INDEBTEDNESS

     The Disclosure Schedule identifies as of the Closing Date all Indebtedness of it which is either (a) for borrowed money or (b) incurred outside of the ordinary course of the business.

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SECTION 5.20. SOLVENCY

     It has received consideration which is the reasonable equivalent value of the obligations and liabilities that it has incurred to Bank. It is not insolvent as defined in any applicable state or federal statute, nor will it be rendered insolvent by the execution and delivery of this Agreement or the other Loan Documents. It does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

SECTION 5.21. TRUTH, ACCURACY OF INFORMATION

     All financial and other information furnished to Bank in connection with this Agreement is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information furnished, in light of the circumstances under which furnished, not misleading.

SECTION 5.22. CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS

     Its chief executive office and principal place of business is 1270 S.E. Monmouth Cutoff, Dallas, Oregon 97338-9532. Its books and records are located at its chief executive office, and the only other offices and/or locations where it keeps the Collateral (except for Inventory which is in transit) or conducts any of its business are set forth in Section 5.22 of the Disclosure Schedule.

SECTION 5.23. ACCOUNTS

     Unless otherwise noted by it, each Right to Payment listed or referred to on its trial balance, balance sheet or the books or records, or referred to in any report to Bank (other than Rights to Payment which are proceeds of letters of credit, insurance proceeds, contract rights, chattel paper, instruments and documents not arising directly out of a sale or lease of goods or services) is and will be free and clear of Liens in favor of any Person other than Bank, will cover a bona fide sale or lease and delivery of goods usually dealt in by it in the ordinary course of its business or will cover the rendition of services by it to customers of a kind ordinarily rendered in the ordinary course of its business, and will be for a liquidated amount from a customer competent to contract therefor and maturing as stated by it.

SECTION 5.24. FISCAL YEAR

     Borrower's fiscal year ends on June 30.

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                             ARTICLE VI. CONDITIONS

SECTION 6.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT

     The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a) Approval of Bank's Counsel. All legal matters incidental to the extension of credit hereunder shall be reasonably satisfactory to counsel for Bank.

     (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following duly executed:

             (i) this Agreement, a Letter of Credit Agreement for any Letter of Credit to be issued on the Closing Date and the Note;

            (ii) corporate borrowing resolution from Borrower;

           (iii) a good standing certificate and certified copy of the Articles of Incorporation for Borrower;

            (iv) a copy of the bylaws of Borrower certified by its secretary as correct and complete;

             (v) certificate of incumbency from Borrower;

            (vi) Notice of Authorized Representatives;

           (vii) an opinion of Greene & Markley, PC, counsel to Borrower, as to such matters as Bank shall reasonably require;

          (viii) a Borrowing Base Certificate; and

            (ix) such other documents as Bank may require.

     (c) Financial Condition. There is no event or circumstance that can reasonably be expected to have a Material Adverse Effect.

     (d) Fees and Expenses. Borrower shall have paid all fees and invoiced costs and expenses then due pursuant to the terms of this Agreement.

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     (e) Insurance. Borrower shall have delivered to Bank evidence of the insurance coverage, including loss payable endorsements, required pursuant to
Section 7.5.

     (f) Heller Financial.

           (i) Borrower shall have entered into a new financing arrangement with Heller Financial, Inc. for not less than $15,200,000 for the purpose of financing the Intergraph Transaction.

          (ii) Heller Financial, Inc. shall have entered into a Lien Priority Agreement with Bank on terms satisfactory to Bank.

SECTION 6.2. CONDITIONS OF EACH EXTENSION OF CREDIT

     The obligation of Bank to make any Loan (including any Loan being made by Bank on the Closing Date) and of Bank to issue any Letter of Credit shall be subject to the further conditions precedent that:

     (a) the following statements shall be true on the date of such Loan or issuance, both before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by Borrower of the proceeds of such Loan or by the beneficiary thereof or its designee of such Letter of Credit shall constitute a representation and warranty by Borrower that on the date of such Loan or such issuance such statements are true):

           (i) the representations and warranties of Borrower contained in the Loan Documents are correct in all material respects on and as of such date as though made on and as of such date or, as to those representations and warranties limited by their terms to a specified date, were correct in all material respects on and as of such date; and

          (ii) no Default is continuing or would result from the Loans being made or the Letter of Credit being issued on such date;

     (b) the making of the Loans or the issuance of such Letter of Credit on such date does not violate any Governmental Rule and is not enjoined, temporarily, preliminarily or permanently;

     (c) Bank shall have received a Borrowing Base Certificate and such additional documents, information and materials as Bank may reasonably request; and

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
     (d) no event or circumstance exists that can reasonably be expected to have a Material Adverse Effect.


                       ARTICLE VII. AFFIRMATIVE COVENANTS

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant to the terms hereof or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower under any of the Loan Documents remain outstanding, and until payment in full, in cash, of all Obligations, Borrower shall, unless Bank otherwise consents in writing:

SECTION 7.1. PUNCTUAL PAYMENTS

     Punctually pay all principal, interest, fees and other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

SECTION 7.2. ACCOUNTING RECORDS

     Keep accurate books and records of the financial affairs of it and its Subsidiaries sufficient to permit the preparation of financial statements therefrom in accordance with GAAP.

SECTION 7.3. FINANCIAL STATEMENTS AND REPORTS

     Provide to Bank all of the following, in form and detail reasonably satisfactory to Bank:

     (a) not later than 90 days after the end of each fiscal year, a copy of its Form 10K filed with the Securities and Exchange Commission, together with its accountant's unqualified opinion with respect to the annual audited financial statements included within the Form 10K;

     (b) not later than twenty (20) days after and as of the end of each month, a copy of its monthly management package distributed to its directors;;

     (c) not later than forty-five (45) days and as of the end of each fiscal quarter, a copy of its Form 10Q filed with the Securities and Exchange Commission;

     (d) contemporaneously with the delivery of each financial statement required hereby, a certificate of Borrower's chief financial officer or treasurer

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
substantially in the form of Exhibit G attached hereto (i) stating that no default existed at any time during the period covered by such statement, except for those events or conditions, if any, described in such certificate in reasonable detail together with a statement of any action taken or proposed to be taken with respect thereto and (ii) setting forth the calculations required to establish compliance by Borrower with the covenants set forth in Section 7.16;

     (e) not later than twenty (20) days after and as of the end of each month:
(i) a Borrowing Base Certificate; (ii) a report of Borrower's inventory, valued at cost determined on the first-in, first-out basis as of the end of the preceding month, which report shall separately identify, by category, raw materials, work in process and finished goods; (iii) a report of the aging of Borrower's accounts payable as of the end of the preceding month in the following categories: 0-30 days, 31-60 days, 61-90 days and over 90 days; and
(iv) a report of the aging of Borrower's accounts receivable as of the end of the preceding month in the following categories: 0-30 days, 31-60 days, 61-90 days and over 90 days;

     (f) except as otherwise provided above, within twenty (20) days after the sending or filing thereof, copies of all reports and statements sent to or filed by Borrower with the Securities and Exchange Commission; and

     (e) from time to time such other information as Bank may reasonably request.

SECTION 7.4. COMPLIANCE

     Preserve and maintain all licenses, Permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business and comply in all material respects, with all Governmental Rules, Contractual Obligations, commitments, instruments, licenses, Permits and franchises, other than such failure to preserve or maintain or non-compliance the consequences of which in the aggregate are not reasonably likely to have a Material Adverse Effect.

SECTION 7.5. INSURANCE

     (a) At all times, Borrower shall maintain property insurance insuring all Collateral which is tangible property against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Bank shall specify in an amount equal to the full insurable value of the Collateral with reasonable deductible amounts. Such insurance shall contain extra expense and business interruption endorsements, shall contain a lender's loss payable endorsement acceptable to Bank, shall be

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
evidenced by policies containing terms reasonably acceptable to Bank and shall be provided by insurers acceptable to Bank. The policies or a certificate thereof signed by the insurer shall be delivered to Bank within five (5) Business Days after the issuance or renewal of the policies to Borrower. Each such policy shall provide that such policy may not be amended or canceled without thirty (30) days prior written notice to Bank. At least fifteen (15) days before the expiration of a policy, Borrower shall deliver to Bank a binder (or other evidence reasonably acceptable to Bank) indicating that such policy has been renewed or that a substitute for such policy will be issued effective upon the expiration of such policy. If Borrower fails to do so, Bank may (but shall not be required to) procure such insurance and add the cost thereof to the Loan.

     (b) At all times, Borrower shall maintain in full force and effect such liability and other insurance with respect to its activities as may be reasonably required by Bank. Such liability insurance shall name Bank as an additional insured with respect to the activities of Borrower and shall be provided by insurer(s) acceptable to Bank.

     (c) OREGON STATUTORY NOTICE. The following is inserted pursuant to ORS 746.201:

                                     WARNING

               Unless Borrower provides Bank with evidence of the insurance coverage as required by this Agreement, Bank may purchase insurance at Borrower's expense to protect Bank's interest. This insurance may, but need not, also protect Borrower's interest. If the collateral becomes damaged, the coverage Bank purchases may not pay any claim Borrower makes or any claim made against Borrower. Borrower may later cancel this coverage by providing evidence that Borrower has obtained property coverage elsewhere.

               Borrower is responsible for the cost of any insurance purchased by Bank. The cost of this insurance may be added to Borrower's contract or loan balance. If the cost is added to Borrower's contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date Borrower's prior coverage lapsed or the date Borrower failed to provide proof of coverage.

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
               The coverage Bank purchases may be considerably more expensive than insurance Borrower can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

SECTION 7.6. FACILITIES

     Keep all properties useful or necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such property shall be fully and efficiently preserved and maintained.

SECTION 7.7. TAXES AND OTHER LIABILITIES

     Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such as a Borrower may in good faith contest or as to which a bona fide dispute may arise, and for which Borrower has made provision for adequate reserves in accordance with GAAP.

SECTION 7.8. LITIGATION

     Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower or any Subsidiary with a claim in excess of $250,000 in the aggregate for Borrower and all Subsidiaries.

SECTION 7.9. NOTICE TO BANK

     (a) Promptly (but in no event more than three (3) Business Days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (i) the occurrence of any Default; (ii) any termination or cancellation of any insurance policy which Borrower is required to maintain, unless such policy is replaced without any break in coverage with an equivalent or better policy; (iii) any uninsured or partially uninsured loss or losses through liability or property damage, or through fire, theft or any other cause affecting the property of Borrower in excess of an aggregate of $500,000 during any twelve-month period; or (iv) any change in the name or the organizational structure of Borrower or any Subsidiary.

     (b) As soon as possible and in any event within ten (10) days after Borrower knows or has reason to know that any "reportable event" (as defined in Title IV of ERISA) that triggers an obligation to file a notice with the PBGC with respect to any Plan has occurred, deliver to Bank a statement of the President or chief financial

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
officer of Borrower setting forth details as to such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event to the PBGC.

     (c) Promptly, upon receipt (but in no event more than three (3) Business Days after receipt) of a notice by Borrower, any affiliate of Borrower or any administrator of any Plan that the PBGC has instituted proceedings to terminate a Plan or to appoint a trustee to administer a Plan, provide to Bank a copy of such notice.

SECTION 7.10. CONDUCT OF BUSINESS

     Except as otherwise permitted by this Agreement, (a) conduct its business in a regular manner and (b) use its reasonable efforts in the ordinary course and consistent with past practice to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others with whom it has business relations, (ii) keep available the services and goodwill of its present employees, and (iii) preserve all rights, Permits, licenses, approvals, privileges, registered patents, trademarks, trade names, copyrights and service marks and other intellectual property with respect to its business.

SECTION 7.11. PRESERVATION OF CORPORATE EXISTENCE, ETC.

     Preserve and maintain its corporate existence, rights (charter and statutory) and material franchises, unless the failure to so preserve and maintain is not reasonably likely to have a Material Adverse Effect.

SECTION 7.12. ACCESS

     (a) At any reasonable time and from time to time upon at least two (2) Business Days' prior notice from Bank (unless a Default shall have occurred and be continuing, in which case no prior notice is necessary), permit Bank, or any agents or representatives thereof, to (i) examine and make copies of and abstracts from the records and books of account of Borrower, (ii) visit the properties of Borrower, (iii) discuss the affairs, finances and accounts of Borrower with any of its officers or directors who may then be reasonably available, (iv) communicate directly with Borrower's independent certified public accountants, (v) arrange for verification of Borrower's Rights to Payment under reasonable procedures directly with the obligors thereon or by other methods, and (vi) examine and inspect Borrower's Inventory and the Equipment wherever located. Borrower shall authorize its independent certified public accountants to disclose to Bank any and all financial statements and other

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information of any kind, including, without limitation, copies of any management letter, or the substance of any oral information that such accountants may have with respect to the business, financial condition, results of operations or other affairs of Borrower and each of its Subsidiaries.

     (b) Borrower shall execute and deliver at the request of Bank such instruments as may be necessary for Bank to obtain such information concerning the business of Borrower as Bank may require from accountants, service bureaus or others having custody of or maintaining records or assets of Borrower. Borrower shall furnish Bank at reasonable intervals with such statements and reports regarding the Collateral, Borrower's financial condition and the results of Borrower's operations, in addition to those otherwise herein required, as Bank may request from time to time.

SECTION 7.13. PERFORMANCE AND COMPLIANCE WITH OTHER COVENANTS

     Perform and observe all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations, other than such failures the consequences of which in the aggregate are not reasonably likely to have a Material Adverse Effect.

SECTION 7.14. FISCAL YEAR; ACCOUNTING PRACTICES

     Notify Bank of any material change in its accounting practices.

SECTION 7.15. ENVIRONMENTAL

     (a) Promptly give notice to Bank upon obtaining knowledge of (i) any claim, injury, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability, by or from any Governmental Authority or any third-party claimant that could result in Borrower or any Subsidiary incurring Environmental Liabilities and Costs or (ii) the discovery of any Release at, on, under or from any real property, facility or equipment owned or leased by Borrower or a Subsidiary in excess of reportable or allowable standards or levels under any applicable Environmental Law, or in any manner or amount that could reasonably be expected to result in Borrower or any Subsidiary incurring Environmental Liabilities and Costs.

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     (b) Upon discovery of the presence on any property owned or leased by
Borrower or a Subsidiary of any Contaminant that reasonably could be expected to result in Environmental Liabilities and Costs, take all Remedial Action required by applicable Environmental Law.

SECTION 7.16. FINANCIAL CONDITION

     Maintain Borrower's financial condition on a consolidated basis as follows using GAAP consistently with prior practices, except to the extent modified by the definitions herein:

     (a) The Fixed Change Coverage Ratio shall not at any time be less than 1.5:1.

     (b) Beginning March 31, 1999, the ratio of (i) EBITDA plus rent expense for the same four quarters as EBITDA to (ii) "Interest and Rent Expense" shall not at any time to be less than 2.5:1. "Interest and Rent Expense" means, as of the end of a fiscal quarter, Borrower's consolidated interest expense and rent expense for Borrower's four fiscal quarters ending with such quarter.

     (c) Consolidated net worth shall not at any time be less than $31,690,000 plus an amount equal to (i) 50% of Borrower's consolidated net income after taxes from January 1, 1998 through and including the month most recently ended (provided, however, that such aggregate amount shall not be reduced by the amount of any consolidated net loss after taxes of Borrower for any month) and
(ii) 90% of the proceeds of additional equity raised by Borrower after the Closing Date.

     (d) The ratio of Borrower's current assets (less Inventory) to current liabilities as measured at the end of any fiscal quarter shall not at any time be less than 1.1:1.

     (e) The Funded Debt Ratio shall not, at any time before the earlier of (i) January 1, 1999 or (ii) the date the subordinated debt referred to in Section
7.17 is issued, exceed 4.5:1 and thereafter shall not exceed 4:1.

     (f) The ratio of Funded Debt (exclusive of all debt subordinated to the Obligations in a manner satisfactory to Bank in its sole discretion) to EBITDA shall not exceed 3:1 at any time after the earlier of (i) December 31, 1998 or
(ii) the date the subordinated debt referred to in Section 7.17 is issued.

     (g) Beginning with Borrower's fiscal quarter ending December 31, 1998, make any capital expenditures (including Capitalized Lease Obligations) in any fiscal

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quarter in excess of EBITDA as of the end of such quarter less the amount of all capital expenditures made by Borrower during the three preceding fiscal quarters.

SECTION 7.17. ADDITIONAL SUBORDINATED DEBT

     During the period after the Closing Date and before January 1, 1999, Borrower shall issue not less than $40,000,000 of unsecured subordinated debt on terms satisfactory to Bank in its sole discretion, and the first $20,000,000 of the net proceeds thereof will be dispersed as follows: (i) to Heller Financial, Inc., the least of 76% of such proceeds, $15,200,000 or the balance owed by Borrower on its secured indebtedness to Heller Financial, Inc.; and (ii) the balance to Bank in reduction of the Obligations.

SECTION 7.18. LIENS

     Keep the Collateral free and clear of all Liens, except Permitted Liens.

SECTION 7.19. FURTHER ASSURANCES

     At the request of Bank at any time and from time to time, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents, at Borrower's expense. Bank may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and issuing Letters of Credit contained herein are satisfied. In the event of such request by Bank, Bank may, at its option, cease to make any further Loans or provide any further Letters of Credit until Bank has received such certificate and, in addition, Bank has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Bank to execute and file one or more UCC financing statements signed only by Bank.


                        ARTICLE VIII. NEGATIVE COVENANTS

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant to the terms hereof or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower under any of the Loan Documents remain

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outstanding, and until payment in full, in cash of all Obligations, Borrower will not, without the prior written consent of Bank:

SECTION 8.1. LIENS

     Create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, except Permitted Liens.

SECTION 8.2. INDEBTEDNESS

     Borrower and Subsidiaries, on a consolidated basis, create or suffer to exist any Indebtedness except:

     (a) the Obligations;

     (b) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or liabilities for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with industry practice in respect of arm's length transactions and the past practice of Borrower

     (c) Indebtedness of Borrower outstanding on the Closing Date and reflected on Section 5.19 of the Disclosure Schedule and all renewals, extensions, refinancing or refunding of such Indebtedness in a principal amount which does not exceed the then outstanding principal amount, together with all prepayment fees, penalties and expenses in respect of the Indebtedness being renewed, extended, refinanced or refunded, provided each such renewal, extension, refinancing or refunding is on terms and conditions no less favorable to the creditors than the Indebtedness being renewed, extended, refinanced or refunded;

     (d) Indebtedness of the type and in the amount contemplated by item (g) of the definition of "Permitted Liens;

     (e) Indebtedness in an aggregate principal amount at any time outstanding not in excess of an amount which, after giving pro forma effect to the incurrence thereof and the application of the proceeds thereof, would not cause a breach of the covenants in Section 7.16; and

     (f) the Indebtedness described in Section 7.17.

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SECTION 8.3. LEASE OBLIGATIONS

     Create or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind under other leases or agreements to lease (other than Capitalized Leases and Other Leases) having an original term of one (1) year or more which would cause the aggregate direct or contingent liabilities of Borrower and Subsidiaries in respect of all such obligations to exceed $6,000,000 payable in any period of twelve (12) consecutive months (exclusive of the leases with KeyCorp terminated on the Closing Date).

SECTION 8.4. RESTRICTED PAYMENTS, REDEMPTIONS

     (a) Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents except (i) dividends paid to Borrower and
(ii) dividends paid by Borrower solely in Stock or Stock Equivalents of Borrower;

     (b) purchase, redeem or otherwise acquire for value any of Borrower's Stock or Stock Equivalents; or

     (c) make any change in its capital structure, including, without limitation, the creation of new classes or types of Stock or Stock Equivalents.

SECTION 8.5. MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC.

     (a) Merge or consolidate with any Person;

     (b) Acquire all or substantially all of (i) the Stock or Stock Equivalents of any Person, (ii) the assets of any Person or (iii) the assets constituting the business of a division, branch or other unit operation of any Person, except for the Intergraph Transaction or any transaction involving consideration from Borrower of less than $3,000,000, in either event provided that no Default results from such transaction; or

     (c) Sell, convey, transfer, lease or otherwise dispose of any of its assets (including, without limitation, the Stock of a Subsidiary) or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of the assets of Borrower, except (i) Permitted Liens, (ii) the sale or disposition of inventory in the ordinary course of business and/or assets which have become obsolete or are replaced in the ordinary course of business, (iii) during any fiscal year of Borrower, the sale or other disposition of equipment having an aggregate book value of less than $1,000,000 and (iv) real property having an aggregate net book value of $3,500,000.

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SECTION 8.6. INVESTMENTS IN OTHER PERSONS

     Directly or indirectly, make or maintain any loan or advance to any other Person or own, purchase or otherwise acquire any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or otherwise invest in, any other Person (any such transaction being an "Investment"), except:

     (a) Investments in Accounts, contract rights and chattel paper, notes receivable and similar items arising or acquired in the ordinary course of business consistent with Borrower's past practice;

     (b) incidental advances to employees of Borrower in the ordinary course of business;

     (c) Investments in direct obligations to the United States of America or any agency thereof, banker's acceptances and certificates of deposit issued by any commercial bank in the United States of America; and

     (d) loans to others not exceeding $250,000 in the aggregate outstanding at any time.

SECTION 8.7. CHANGE IN NATURE OF BUSINESS

     Directly or indirectly engage in any business activity other than its current business activity.

SECTION 8.8. GUARANTIES

     Except for up to $5,000,000 of guaranties of the obligations of its Malaysian Subsidiary, guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower or any Subsidiary as security for, any liabilities or obligations of any other Person except any of the foregoing required by this Agreement.

SECTION 8.9. PLANS

     (a) Adopt or become obligated to contribute to any Title IV Plan or any multiemployer Plan or any other Plan subject to Section 412 of the Internal Revenue Code (except for any such Plan listed on the Disclosure Schedule on the Closing Date), (b) establish or become obligated with respect to any new welfare benefit Plan, or modify any existing welfare benefit Plan, which is reasonably likely to result in an

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increase of the present value of future liabilities for post-retirement life insurance and medical benefits, or (c) establish or become obligated to contribute to any new unfunded pension Plan, or modify any existing unfunded pension Plan, which is reasonably likely to result in an increase in the present value of future unfunded liabilities under all such plans.

     SECTION 8.10. [INTENTIONALLY OMITTED]

SECTION 8.11. CANCELLATION OF INDEBTEDNESS OWED TO IT

     Cancel any claim or Indebtedness owed to it except for legitimate business purposes in the reasonable judgment of Borrower and in the ordinary course of business.

SECTION 8.12. MARGIN REGULATIONS

     Use the proceeds of any Loans to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

SECTION 8.13. ENVIRONMENTAL

     Permit any lessee or any other Person to dispose of any Contaminant by placing it in or on the ground or waters of any property owned or leased by Borrower or any of its Subsidiaries, except in material compliance with Environmental Law or the terms of any Permit or other than those which in the aggregate have no reasonable likelihood of having a Material Adverse Effect.

SECTION 8.14. TRANSACTIONS WITH AFFILIATES

     Enter into any transaction directly or indirectly with or for any affiliate except in the ordinary course of business on a basis no less favorable to such affiliate than would be obtained in a comparable arm's length transaction with a Person not an affiliate involving assets that are not material to the business and operations of Borrower.

SECTION 8.15. NEW COLLATERAL LOCATION; NAME CHANGE

     Open any new location or change its name unless (i) Borrower gives Bank (a) thirty (30) days prior written notice of the intended name change, (b) thirty
(30) days prior written notice of the intended opening of such new location if the assets of Borrower to be located at such location will be, or are expected to be, in excess of

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$250,000 or (c) written notice of such new location within ten (10) days after the opening thereof if advance notice is not required under item (b) above and if the location is not in a state in which Bank has previously filed a UCC-1 financing statement, and (ii) Borrower executes and delivers to Bank such agreements, documents and instruments as Bank may deem reasonably necessary or desirable to protect its interests in the Collateral, including, without limitation, UCC-1 financing statements.


                          ARTICLE IX. EVENTS OF DEFAULT

SECTION 9.1. EVENTS OF DEFAULT

     The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay when due any amount payable under any of the Loan Documents;

     (b) any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower under any of the Loan Documents shall prove to be false or misleading in any material respect when furnished or made;

     (c) Borrower shall fail to provide any certificate, report or other information which it is required to provide pursuant to Section 7.3 or Section
7.9 on the date specified in Section 7.3 or Section 7.9; provided that unless Borrower has previously failed to provide any required certificate, report or other information by the required date on two prior occasions within the preceding twelve (12) months, such failure shall be considered an Event of Default only if Borrower fails to provide such certificate, report or other information within five (5) Business Days (two (2) Business Days with respect to
Section 7.9(a)) of the earlier of (i) the date Borrower has knowledge of its failure to so provide such certificate, report or other information, or (ii) the date Bank, notifies Borrower of such failure;

     (d) any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in Sections 7.5,7.10, 7.11, 7.12, 7.14, 7.16, 7.17, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8 and 8.15;

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     (e) any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in any Loan Document (other than those referred to in subsections (a), (b), (c) and (d) above) for ten (10) days after notice thereof by Bank to Borrower;

     (f) any default by Borrower in the payment or performance of obligation(s), or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) evidencing Indebtedness in excess of $100,000;

     (g) any judgment(s), order(s) or writ(s) in excess of an aggregate of $100,000 is/are rendered or entered against Borrower and/or one or more Subsidiaries, except any judgment for which Borrower is fully insured and with respect to which the insurer has admitted in writing its liability for the full amount thereof or except if the enforcement of such judgment, order or writ has been stayed or the liability thereon bonded in a manner and on terms reasonably satisfactory to Bank; or the service of notice(s) of levy and/or of writ(s) of attachment or execution, or other like process, against any of the assets of Borrower and/or one or more Subsidiaries with respect to obligations in excess of an aggregate of $100,000;

     (h) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally be unable to or fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seek to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or other Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or other Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower and is not dismissed, stayed or vacated within sixty (60) days thereafter; Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors; as used herein;

     (i) any tax lien (other than a Permitted Lien) greater than $50,000 shall have been filed against Borrower or any of its property by any federal, state, or municipal authority;

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     (j) if any of the following events occur: (a) any Plan incurs any
"accumulated funding deficiency" (as defined in ERISA) whether waived or not,
(b) Borrower or any affiliate engages in any "prohibited transaction" (as defined in ERISA), (c) any Plan is terminated, (d) a trustee is appointed by an appropriate United States district court to administer any Plan, or (e) the PBGC institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

     (k) the dissolution or liquidation of Borrower, or Borrower or its directors or stockholders shall take action seeking to effect the dissolution or liquidation of Borrower; or

     (l) there shall exist or occur any event or condition that Bank in Good Faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

SECTION 9.2. REMEDIES

     (a) Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 9.1(h) hereof) and at any time thereafter during the continuance of such Event of Default, Bank may, by written notice to Borrower, (i) terminate Bank's obligation to extend any further credit under any of the Loan Documents, and/or (ii) declare all indebtedness of Borrower under the Loan Documents to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence or existence of any Event of Default described in Section 9.1(h) hereof, immediately and without notice, (A) the obligations, if any, of Bank to extend any further credit under any of the Loan Documents shall automatically cease and terminate, and (B) all indebtedness of Borrower under the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Bank may exercise any other right, power or remedy granted to it under any Loan Document or permitted to it by law, either by suit in equity or by action at law, or both.

     (b) Upon the occurrence of an Event of Default, Bank, in addition to any other rights and remedies contained in the Loan Documents, shall have all of the rights and remedies of a secured party under the Code and all other applicable law, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law. Bank may cause the Collateral to remain on Borrower's premises, at Borrower's expense, pending sale or other disposition thereof. Bank shall have the

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right to conduct such sales on Borrower's premises or elsewhere, at Borrower's expense, on such occasion(s) as Bank may see fit, and Borrower, at Bank's request, will, at Borrower's expense, assemble the Collateral and make it available to Bank at such place(s) as Bank may reasonably designate from time to time. Any sale, lease or other disposition by Bank of the Collateral, or any part thereof, may be for cash or other value. Borrower shall execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, deeds, waivers, certificates and affidavits and take such further action as Bank shall reasonably require in connection with such sale, and Borrower hereby constitutes Bank as its attorney-in-fact to execute any such instrument, document, assignment, deed, waiver, certificate or affidavit on behalf of Borrower and in its name. Borrower acknowledges that portions of the Collateral may be difficult to preserve and dispose of and may be subject to complex maintenance and management; accordingly, Bank shall have the widest possible latitude in the exercise of its rights and remedies hereunder.

     (c) Bank is hereby granted a license and right to use, without charge upon the occurrence and during the continuance of an Event of Default and until the Obligations are fully and finally paid in cash, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising material or any property of a similar nature in completing the production, advertising for sale and sale of any Collateral.

     (d) Any notice required to be given by Bank with respect to any of the Collateral which notice is given pursuant to Section 10.2 and deemed received pursuant to Section 10.2 at least five (5) days before a sale, lease, disposition or other intended action by Bank with respect to any of the Collateral shall constitute fair and reasonable notice to Borrower of any such action. A public sale in the following fashion shall be conclusively presumed to be reasonable: (i) the sale is held in a county where any part of the Collateral is located or in which Borrower has a place of business; (ii) the sale is conducted by auction, but it need not be by a professional auctioneer; and (iii) any Collateral is sold as is and without any preparation for sale; and (iv) Borrower is given notice of such public sale pursuant to the preceding sentence.

     (e) Upon the occurrence and during the continuance of an Event of Default, Bank shall have, with respect to Rights to Payment, all rights and powers to:
(i) direct any and all account debtors to make all payments in respect of the Rights to Payment directly to Bank or otherwise demand payment of any or all of the Rights to Payment; (ii) enforce payment of any or all of the Rights to Payment by legal proceedings or otherwise; (iii) exercise Borrower's rights and remedies with respect to any actions or

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proceedings brought to collect a Right to Payment; (iv) sell or assign any Right to Payment upon such terms, for such amount and at such time or times as Bank deems advisable; (v) settle, adjust, compromise, extend or renew a Right to Payment; (vi) discharge or release any Right to Payment; and (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or any similar document against an account debtor, and to otherwise exercise the rights granted herein.

     (f) Bank shall have no obligation to preserve any rights to the Collateral against any Person. Bank shall be under no obligation to make any demand upon or pursue or exhaust any rights or remedies against Borrower or others with respect to payment of the Obligations, or to pursue or exhaust any rights or remedies with respect to any of the Collateral or any other security for the Obligations, or to marshal any assets in favor of Borrower or any other Person against or in payment of any or all of the Obligations.

     (g) In addition to the Liens granted to Bank and any rights now or hereafter granted under applicable law and not by way of limitation of any such Liens and rights, upon the occurrence and during the continuance of any Event of Default, Bank is hereby irrevocably authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply against the Obligations any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by Bank or any affiliate of Bank to or for the credit of Borrower.

     (h) Borrower shall pay to Bank, on demand and as part of the Obligations, all costs and expenses, including court costs and costs of sale, incurred by Bank in exercising any of its rights or remedies hereunder, and all costs and expenses incurred in connection with any review of any part of the Collateral by a collateral analyst employed by Bank (including, without limitation, Bank's then customary per diem charges for such analysts) if such review was conducted at any time during the continuation of an Event of Default.

SECTION 9.3. BANK AS BORROWER'S ATTORNEY

     Borrower hereby appoints Bank or any other Person whom Bank may designate, as Borrower's attorney, with power during the continuation of an Event of
Default: to indorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any

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Right to Payment, on drafts against customers, on schedules and assignments of
Rights to Payment, on notices of assignment, financing statements and other public records, and on notices to customers; to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Bank; to receive, open and process all mail addressed to Borrower; and to do all things necessary to perfect Bank's security interest in the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement. Provided Bank acts in a reasonable manner, Borrower ratifies and approves all acts of such attorney, and neither Bank nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable until the Obligations have been fully paid in cash or the financing arrangements between Bank and Borrower are terminated, whichever shall later occur.


                            ARTICLE X. MISCELLANEOUS

SECTION 10.1. NO WAIVER

     No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 10.2. NOTICES

     All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

      Borrower:         Praegitzer Industries, Inc.
                        1270 S.E. Monmouth Cutoff
                        Dallas, OR  97338
                        Attn:  Vice President, Finance
                        Telecopy No.:  (503) 623-5438

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     With a copy to:    Charles R. Markley
                        Greene & Markley, PC
                        Suite 600
                        1515 S.W. Fifth Avenue
                        Portland, OR  97201
                        Telecopy No.:  (503) 224-8434

     Bank:              KeyBank National Association
                        Large Corporate Group
                        700 Fifth Avenue
                        46th Floor
                        Seattle, WA  98104
                        Attn:  John Brock
                        Telecopy No.:  (206) 684-6035

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt and the sender will endeavor to send a hard copy of such telecopied notice to the recipient by mail.

SECTION 10.3. COSTS, EXPENSES AND ATTORNEYS' FEES

     Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy, including, without limitation, any adversary proceeding, contested matter or motion), incurred by Bank in connection with (a) the negotiation and preparation of the Loan Documents, (b) the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of Bank's rights, including, without limitation, periodic collateral examinations, and/or the collection of any amounts which become due to Bank, under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

SECTION 10.4. INDEMNIFICATION

     To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and hold harmless Bank and its officers, directors, shareholders,

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employees, agents, attorneys and affiliates, together with respective heirs, beneficiaries, executors, administrators, trustees, predecessors, successors and assigns (collectively, "Indemnitees") from and against any liability, loss, damage or expense of any kind or nature and from any suit, claim or demand (including in respect of or for reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) and other expenses, including the allocated costs and expenses of internal counsel) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of relating to any Loan Document, except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Bank believes is covered by this indemnity, Bank shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Bank. Bank may also require Borrower to defend the matter. Any failure or delay of Bank to notify Borrower of any suit, claim or demand shall not relieve Borrower of its obligations of this Section, but shall reduce such obligations to the extent of any increase in those obligations caused solely by an unreasonable failure or delay in providing such notice. The obligations of Borrower under this Section shall survive the payment in full and performance of the other Obligations.

SECTION 10.5. RELEASE

     In consideration for Bank entering into the Loan Documents, Borrower hereby releases and forever discharges Indemnitees from any and all liability or claims of liability, whether known or unknown, of whatever nature arising out of or based in whole or in part upon any agreement, act or omission of any Indemnitee or any Person acting, or purporting to act, on behalf of any Indemnitee, occurring before the Closing Date.

SECTION 10.6. SUCCESSORS, ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided, however, that Borrower may not assign or transfer its interest hereunder. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit extended by Bank to Borrower, Borrower or its business, any guarantor hereunder or the business of such guarantor, or the Collateral.

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SECTION 10.7. ENTIRE AGREEMENT; AMENDMENT

     This Agreement and the other Loan Documents constitute the entire agreement among Borrower and Bank with respect to any extension of credit by Bank and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

SECTION 10.8. NO THIRD PARTY BENEFICIARIES

     This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 10.9. TIME

     Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 10.10. TERMINATION OF EXISTING AGREEMENT

     All of Bank's obligations pursuant to the Credit Facility and Security Agreement dated April 12, 1996, as amended ("Prior Agreement"), between Borrower and Bank are hereby terminated and Bank shall have no further obligations or duties with respect thereto. The initial proceeds of the Loans provided by Bank to Borrower hereunder will be used, in part, for the payment of Borrower's obligations under the Prior Agreement, and upon the payment in full of such obligations, the Amended and Restated Master Promissory Note issued in connection with the Prior Agreement will be marked "PAID" by Bank and returned to Borrower.

SECTION 10.11. SEVERABILITY OF PROVISIONS

     If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

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SECTION 10.12. COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 10.13. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

SECTION 10.14. WAIVER OF JURY TRIAL

     EACH OF BORROWER AND BANK, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND/OR ANY OTHER OF THE LOAN DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

SECTION 10.15. OREGON STATUTORY NOTICE

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN

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     [INTENTIONALLY LEFT BLANK]

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WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                       PRAEGITZER INDUSTRIES, INC.



                                       By: /s/
                                           -------------------------------------

                                       Title:
                                              ----------------------------------


                                       KEYBANK NATIONAL ASSOCIATION



                                       By: /s/
                                           -------------------------------------

                                       Title:
                                              ----------------------------------

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